Exhibit 23.2

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-58841; Form S-8 No. 333-02391; Form S-8 No. 333-00032; Form
S-8 No. 333-67055; Form S-8 No. 333-20229; Form S-8 No. 333-58843; Form S-8
No. 333-32140; Form S-8 No. 333-37894; Form S-8 No. 333-01528; Form S-8
No. 333-30871; and Form S-8 No. 333-58845)of Vertex Interactive, Inc. of our report dated January 25, 2002, with respect to the consolidated financial statements and schedule of Vertex Interactive, Inc. for the year ended September 30, 2001 included in this Annual Report (Form 10-K) for the period ended September 30, 2003.

 						/s/Ernst & Young LLP
MetroPark, New Jersey
March 1, 2004